SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  ------------

                           FIRST ADVANTAGE CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                    61-1437565
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

805 Executive Center Drive West
Suite 300
St. Petersburg, Florida                                     33702
(Address of principal executive offices)                    (Zip Code)




If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [ ]                                   box. [X]

Securities Act registration statement
file number to which this form relates:    333-102565
                                           -------------------------------------
                                           (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None.


Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class
to be so Registered
-------------------

Class A Common Stock, par value $.001 per share

Item 1   Description of Securities to be Registered

A description of the Class A Common Stock being registered hereunder is given under the heading "Description of First Advantage Capital Stock" on pages 116 and 117 of the registration statement on Form S-4 filed by the registrant under the Securities Act of 1933 on January 17, 2003 (File Number 333-102565), as amended by pre-effective amendment no. 1 filed April 4, 2003, pre-effective amendment no. 2 filed April 24, 2003, pre-effective amendment no. 3 filed May 6, 2003, pre-effective amendment no. 4 filed May 12, 2003 and as further amended from time to time, and is hereby incorporated into this registration statement by reference.

Item 2   Exhibits.

All exhibits required by the Instruction to Item 2 will be provided to the Nasdaq National Market.

3.1 Form of First Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of the registrant's registration statement on Form S-4 filed by the registrant under the Securities Act of 1933 (File Number 333-102565)),

3.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 of the registrant's registration statement on Form S-4 filed by the registrant under the Securities Act of 1933 (File Number 333-102565)),

4.1 Form of certificate representing shares of the registrant's Class A common stock (incorporated by reference to Exhibit 4.1 of the registrant's registration statement on Form S-4 filed by the registrant under the Securities Act of 1933 (File Number 333-102565)),

4.2 Form of certificate representing shares of the registrant's Class B common stock (incorporated by reference to Exhibit 4.2 of the registrant's registration statement on Form S-4 filed by the registrant under the Securities Act of 1933 (File Number 333-102565)),

4.3 Description of the registrant's capital stock in Article IV of the registrant's First Amended and Restated Certificate of Incorporation (included in Exhibit 3.1).

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        FIRST ADVANTAGE CORPORATION
                                        (Registrant)

Date: May 12, 2003                      By:       /s/ Kenneth D. DeGiorgio
                                           -------------------------------------
                                        Name:  Kenneth D. DeGiorgio
                                        Title: Vice President, General Counsel
                                               and Assistant Secretary